Exhibit 10.27

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is dated as of [•], 2011 between Kosmos Energy Ltd., a Bermuda exempted company (the “Company”), and                    (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, highly competent persons have become more reluctant to serve as directors of publicly held corporations unless they are provided with adequate protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, directors are increasingly being subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation itself.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.  At the same time, the Board recognizes the limitations on the protection provided by liability insurance and the uncertainties as to the scope and level of such coverage that may be available in the future.

WHEREAS, the Company’s directors have certain existing indemnification arrangements pursuant to the Company’s Bye-laws and may be entitled to indemnification pursuant to the Companies Act 1981 of Bermuda (the “Companies Act”).  At the same time, the Board recognizes the limitations on the protection provided by such indemnification and the uncertainties as to its availability in any particular situation.

WHEREAS, the Board believes that in light of the limitations and uncertainties about the protection provided by the Company’s liability insurance and existing indemnification arrangements and the impact these uncertainties may have on the Company’s ability to attract and retain qualified individuals to serve as directors, the Company should act to assure such persons that there will be increased certainty of protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be adequately protected.

WHEREAS, Indemnitee is concerned that the protection provided under the Company’s liability insurance and existing indemnification arrangements may not be adequate and requires greater certainty concerning such protection to be willing to serve as a director of the Company, and the Company desires Indemnitee to serve in such capacity and is willing to provide such greater certainty.

WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by the Sponsor Indemnitors (as defined below) which Indemnitee and the Sponsor Indemnitors intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, do hereby covenant and agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

(a) As used in this Agreement:

“Blackstone Group” means the entities listed under the heading “Blackstone Group” on Schedule A to the Shareholders Agreement, dated as of [      ], by and among the Company and the parties set forth therein as such schedule shall be amended from time to time.

“Board” has the meaning set forth in the Recitals.

“Bye-laws” means the bye-laws of the Company in force as at the date upon which the underwritten initial public offering of the Company’s Common Shares is completed, as the same may be amended, restated, or otherwise modified from time to time.

“Change of Control” means any one of the following circumstances occurring after the date hereof: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any other schedule or form) under the Exchange Act, regardless of whether the Company is then subject to such reporting requirement; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall have become, without prior approval of a majority of the Continuing Directors, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding voting securities (provided that for purposes of this clause (ii), the term “person” shall exclude a trustee or other fiduciary holding securities under an employee benefit plan of the Company); (iii) there occurs an amalgamation, merger or consolidation of the Company with any other entity, other than an amalgamation, merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such amalgamation, merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the voting securities of the surviving or resulting entity outstanding immediately after such amalgamation, merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving or resulting entity; (iv) all or substantially all of the assets of the Company are sold or otherwise disposed of in a transaction or series of related transactions without the approval of the directors designated by the Blackstone Group and the Warburg Group, where the Bye-laws require their approval for such a transaction; (v) the approval by the shareholders of the Company of a complete liquidation of the Company; or (vi) the Continuing Directors cease for any reason to constitute at least two-thirds of the members of the Board.

“Common Shares” means the common shares, par value US$0.01 per share, in the capital of the Company and any other shares of the Company into which such shares are reclassified or reconstituted.

“Company” has the meaning set forth in the Preamble.

“Continuing Directors” means the directors who are on the Board on the date hereof and (i) any new directors whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date hereof or whose election or nomination was so approved and (ii) any directors who are nominated or designated by a Person who pursuant to the Shareholders Agreement, dated as of [      ], by and among the Company and the parties set forth therein, has the right to nominate or designate a designee for election to the Board by the Company’s shareholders.

“Corporate Status” means the status of a person who is or was a director, officer, employee, consultant, agent, trustee, fiduciary, partner or manager or similar capacity of the Company or who is or was serving at the request of the

Company as a director, officer, employee, consultant, agent, trustee, fiduciary, partner or manager or similar capacity of any other Enterprise.

“director” means a member of the Board.

“Disinterested Director” means a director of the Company who is not a party to the particular Proceeding in respect of which indemnification or advancement of expenses is sought by Indemnitee.

“Enterprise” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other person or enterprise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means all costs and expenses (including fees and expenses of counsel, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement) incurred arising out of, related to or in connection with appearing at, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses shall also include expenses incurred arising out of, related to or in connection with any appeal resulting from any Proceeding (including the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent).  Expenses, however, shall not include Liabilities.

“Indemnitee” has the meaning set forth in the Preamble.

“Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (provided that acting as an Independent Counsel under this Agreement or in a similar capacity with respect to any other indemnification arrangements between the Company and its present or former directors shall not be deemed a representation of the Company or Indemnitee) or (ii) any other party to the Proceeding giving rise to a claim for indemnification or advancement of expenses hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement, and such determination that a law firm or a partner or member of a law firm qualifies as Independent Counsel must be made at the outset of each new matter in which Independent Counsel is to be retained.

“Liabilities” means all judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties and amounts paid in settlement and other liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of any such amounts) arising out of, related to or in connection with any Proceeding; provided that Liabilities shall not include any Expenses.

“person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Proceeding” includes any threatened, pending or completed action, suit or other proceeding (which shall include an arbitration or other alternate dispute resolution mechanism or an inquiry, investigation or administrative hearing), whether civil, criminal, administrative, legislative or investigative (formal or informal) in nature (including any and all appeals therefrom) and whether instituted by or on behalf of the Company or any other party, in any such case, in which Indemnitee was, is or may be involved as a party or otherwise by reason of any Corporate Status of Indemnitee or by reason of any action taken (or failure to act) by him or on his part while serving in any Corporate Status or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding; provided that Proceeding shall not include an action, suit, or other proceeding contemplated by Section 8.06(b); provided further that the preceding proviso is not intended to limit the rights of Indemnitee under Section 8.06(b).

“Warburg Group” means the entities listed under the heading “Warburg Group” on Schedule A to the Shareholders Agreement, dated as of [      ], by and among the Company and the parties set forth therein as such schedule shall be amended from time to time.

(b)        For the purposes of this Agreement:

References to the “Company” shall include, in addition to the surviving or resulting company or corporation in any amalgamation, merger or consolidation of the Company, any constituent company or corporation (including any constituent of a constituent) absorbed in an amalgamation, merger or consolidation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee, consultant or agent of such constituent company or corporation or is or was serving at the request of such constituent company or corporation as a director, officer, employee, consultant or agent of another Enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the surviving or resulting company or corporation as Indemnitee would have with respect to such constituent company or corporation if its separate existence had continued.

References to “director, officer, employee, consultant or agent” shall include, in addition to directors, officers, employees, consultants and agents, a trustee, general partner, manager, managing member, fiduciary or member of a committee of a board of directors.

References to “serving at the request of the Company” shall include any service as a director, officer, employee, consultant or agent of the Company or any other Enterprise which imposes duties on, or involves services by, such director, officer, employee, consultant or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as used herein.

References to “hereof”, “herein” and “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to “includes” or “including” shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  Unless otherwise expressly stated herein, references to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.

ARTICLE 2
SERVICES BY INDEMNITEE

Section 2.01.  Services by Indemnitee.  Indemnitee hereby agrees to serve or continue to serve as a director of the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation or is removed.  This Agreement does not create or otherwise establish any right on the part of Indemnitee to be and continue to be elected or appointed a director/officer of the Company and does not create an employment contract between the Company and Indemnitee.

ARTICLE 3
INDEMNIFICATION

Section 3.01.  General.  (a) Subject to Section 3.02, the Company hereby agrees to and shall indemnify Indemnitee and hold Indemnitee harmless, to the fullest extent permitted by applicable law, from and against any and all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf arising out of, related to or in connection with any Proceeding (including where Indemnitee is a party or a participant).  The phrase “to the fullest extent permitted by applicable law” shall include:

(i)         to the fullest extent permitted by the Companies Act as in effect on the date of this Agreement, and

(ii)        to the fullest extent authorized or permitted by any amendments to or replacements of the Companies Act adopted after the date of this Agreement.

(b)           Subject to Section 3.02, without limiting the scope of the indemnity provided under any other provision of this Agreement (including Section 3.01(a)), if Indemnitee has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the Supreme Court of Bermuda for relief pursuant to Section 281 of the Companies Act and, to the extent that such court relieves him, either wholly or partly, from his liability in accordance with Section 281 of the Companies Act, Indemnitee shall be indemnified against any liability incurred by him in defending any Proceedings in accordance with paragraph 98(2)(b) of the Companies Act.

(c)           To the extent that Indemnitee is, by reason of his Corporate Status, a witness in or is otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses and Liabilities actually and reasonably incurred by him or on his behalf in connection therewith.  Nothing in this Section 3.01(c) is intended to limit Indemnitee’s rights provided for in Section 3.01(a).

(d)           If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of his Expenses or Liabilities, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 3.02. Exclusions.  Notwithstanding any provision of this Agreement to the contrary (including Section 3.01), the Company shall not be obligated under this Agreement to indemnify in connection with:

(a)           any claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company pursuant to Section 16(b) of the Exchange Act;

(b)           except for an action, suit or other proceeding contemplated by Section 8.06(b), any action, suit or other proceeding (or part thereof) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees unless (i) the Board authorizes such action, suit or other proceeding (or part thereof), (ii) the Company provides the indemnification or advancement of Expenses, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iii) such indemnification or advancement of Expenses is otherwise required under the Companies Act; or

(c)           any Liability in respect of Indemnitee’s fraud or dishonesty in accordance with Bermuda law.

ARTICLE 4
ADVANCEMENT OF EXPENSES; DEFENSE OF CLAIMS

Section 4.01.  Advances. The Company shall, to the fullest extent permitted by applicable law,  advance any and all Expenses that shall be actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf arising out of, related to, or in connection with any Proceeding within 20 days after receipt by the Company of a written request for advancement of Expenses, which request may be delivered to the Company at such time and from time to time as Indemnitee deems appropriate in his sole discretion (whether prior to or after final disposition of any such Proceeding).  Such advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under this Agreement or otherwise.  Any such advances shall be made on an unsecured basis and be interest free.  Nothing in this Section 4.01 shall require the Company to advance Expenses in any case in which indemnification would not be permitted under Section 3.02(a), or (b) or following the final disposition of a matter under Section 3.02(b).

Section 4.02.  Repayment of Advances or Other Expenses.  Indemnitee agrees that Indemnitee shall reimburse the Company for all amounts advanced by the Company pursuant to Section 4.01 (without interest) if, and only if, it is ultimately determined, by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company for such Expenses.  If Indemnitee seeks a judicial adjudication pursuant to Section 6.01, or if the Company initiates an action, suit or other proceeding against Indemnitee to recover any amounts advanced by the Company pursuant to Section 4.01, Indemnitee shall not be required to reimburse the Company pursuant to this Section 4.02 until a final determination (as to which all rights of appeal have been exhausted or lapsed) has been made.

Section 4.03.  Defense Of Claims.  (a) If a Change of Control shall not have occurred, the Company shall be entitled to assume the defense of any Proceeding with counsel reasonably acceptable to Indemnitee upon delivery of written notice to Indemnitee of its election to do so.  After the Company assumes the defense, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to such Proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in respect of any such Proceeding at Indemnitee’s expense and (ii) if the employment of counsel by Indemnitee has been previously authorized in writing by the Company or Indemnitee shall have reasonably concluded upon the advice of counsel that (x) there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or (y) Indemnitee has one or more legal defenses available to him which are different from or additional to those available to the Company in such Proceeding, then, in each such case, the fees and expenses of Indemnitee’s counsel shall be at the Company’s expense.  The Company shall not settle any Proceeding (in whole or in part) which would impose any Expense, Liability or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld.  Indemnitee shall not settle any Proceeding (in whole or in part) which would impose any Expense, Liability or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.  To the fullest extent permitted by applicable law, the Company’s assumption of the defense of any Proceeding will constitute an acknowledgment by the Company that any Expenses of Indemnitee incurred in connection therewith are indemnifiable by the Company under this Agreement, subject to any obligation Indemnitee has under Section 4.02 to repay such Expenses.

(b)  If a Change of Control shall have occurred, the Company shall not have the right to assume the defense of any Proceeding; provided, however, that the Company will be entitled to participate in any Proceeding at its own expense.

ARTICLE 5
REQUEST FOR INDEMNIFICATION AND DETERMINATION OF ENTITLEMENT

Section 5.01.  Notification; Request For Indemnification.  (a) Promptly after receipt by Indemnitee of written notice that Indemnitee is a party to or a participant (as a witness or otherwise) in any Proceeding or of any other matter in respect of which Indemnitee intends to seek indemnification or advancement of Expenses hereunder, Indemnitee shall provide to the Company written notice thereof (including, to the extent then reasonably available to Indemnitee, the nature and facts underlying such matter).  The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement or otherwise than under this Agreement, except to the extent such omission actually and materially prejudices the Company’s ability to defend such claim or Proceeding.  Any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement or otherwise than under this Agreement.

(b)           To obtain indemnification under this Agreement, Indemnitee shall deliver to the Company a written request for indemnification, including therewith such information as is reasonably available to Indemnitee and reasonably necessary to determine Indemnitee’s entitlement to indemnification hereunder.  Such request(s) may be delivered at such times and from time to time as Indemnitee deems appropriate in his sole discretion.  Indemnitee’s entitlement to indemnification shall be determined according to Section 5.02 of this Agreement and applicable law.

Section 5.02.  Determination of Entitlement.  (a) Except with respect to requests for indemnification pursuant to Section 3.01(c), in which case payment of indemnification shall be made by the Company automatically within 10 days of receipt by the Company of a written request therefor, as soon as reasonably practicable (but in no event later than 30 days) after the later of the request for indemnification pursuant to Section 5.01(b) and the final disposition of the matter that is the subject of the request for indemnification, a determination shall be made with respect to Indemnitee’s entitlement thereto in the specific case.  If a Change in Control shall not have occurred, such determination shall be made (i) by a majority vote of the Disinterested Directors or of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (in either case, even though less than a quorum of the Board) or (ii) if there are no Disinterested Director or the Disinterested Directors so direct, by Independent Counsel.  If a Change in Control shall have occurred, such determination shall be made by Independent Counsel.  Any determination made by Independent Counsel pursuant to this Section 5.02 shall be in the form of a written opinion to the Board, a copy of which shall be delivered to Indemnitee.  Any determination of Indemnitee’s entitlement to indemnification shall be made solely in accordance with the terms of Article III hereto, provided that where a determination of Indemnitee’s entitlement to indemnification is made by Disinterested Directors and is based on Section 3.02(c), such determination shall be made in good faith and in consultation with Independent Counsel.  Indemnitee shall reasonably cooperate with the person or persons making the determination of Indemnitee’s entitlement to indemnification including providing to such person or persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including fees and expenses of counsel)

incurred by Indemnitee in so cooperating with the person or persons making such determination shall be deemed “Expenses” hereunder and shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.  Indemnification for the Expenses referred to in the immediately preceding sentence shall be made by the Company automatically within 10 days of receipt by the Company of a written request therefor.

(b)           If the determination is to be made by Independent Counsel, such Independent Counsel shall be selected as provided in this Section 5.02(b).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either case, the party receiving the notice may, within 10 days after receipt thereof, deliver to the other a written objection to such selection; provided that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a proper and timely objection is made, the counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit.  If, within 20 days after the later of the receipt by the Company of a request for indemnification pursuant to Section 5.01(b) and the final disposition of the matter, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment of another person as Independent Counsel, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel.  The Company agrees to pay the reasonable fees and expenses of any Independent Counsel appointed pursuant to this Section and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(c)           If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

Section 5.03.  Presumptions and Burdens of Proof; Effect of Certain Proceedings.  (a) In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall, to the fullest extent not prohibited by law, be entitled to a presumption that he is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.01(b), and the Company shall, to the fullest extent not prohibited by law, have the burdens of coming forward with evidence and of persuasion to overcome that presumption by clear and convincing evidence.

(b)           The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent shall not of itself create a presumption (i) that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, (ii) that with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that his conduct was unlawful or (iii) that Indemnitee did not otherwise satisfy the applicable standard of conduct to be indemnified pursuant to this Agreement.

(c)           For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based (i) on the records or books of account of the Company or other Enterprise, as applicable, including financial statements, (ii) on information supplied to Indemnitee by the officers of the Company or other Enterprise, as applicable, in the course of their duties, (iii) on the advice of legal counsel for the Company or other Enterprise, as applicable, or counsel selected by any committee of the board of directors of such entity, or (iv) on information or records given or reports made to the Company or other Enterprise, as applicable, by an independent certified public accountant or an appraiser, investment banker or other expert selected with reasonable care by such entity or the board of directors or any committee of the board of directors of such entity.  The provisions of this Section 5.03(c) shall not be deemed to be exclusive or to limit in any way other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct to be indemnified pursuant to this Agreement.

(d)           The knowledge or actions or failure to act of any other director, officer, employee, consultant or agent of the Company or other Enterprise, as applicable, shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

(e)           If a determination as to Indemnitee’s entitlement to indemnification shall not have been made pursuant to this Agreement within 30 days after the later of the request for indemnification pursuant to Section 5.01(b) and the final disposition of the matter that is the subject of the request for indemnification, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made in favor of Indemnitee, and Indemnitee shall be entitled to such indemnification, absent a misstatement by Indemnitee of a material fact or an omission by Indemnitee of a material fact necessary in order to make the information provided by Indemnitee not materially misleading in connection with the request for indemnification.

ARTICLE 6
REMEDIES OF INDEMNITEE

Section 6.01.  Adjudication.  (a) Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction of any determination pursuant to Section 5.02 that Indemnitee is not entitled to indemnification under this Agreement.  Any such adjudication shall be conducted in all respects as a de novo trial on the merits, and any prior adverse determination shall not be referred to or introduced into evidence, create a presumption that Indemnitee is not entitled to indemnification or advancement of expenses, be a defense or otherwise adversely affect Indemnitee.  In addition, neither the failure of the Company, the Disinterested Directors, a committee of the Disinterested Directors or Independent Counsel to have made a determination prior to the commencement of any such adjudication that indemnification under this Agreement is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company, the Disinterested Directors, a committee of the Disinterested Directors or Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct in such adjudication.  In any such judicial proceeding, the provisions of Section 5.03 (including the presumption in favor of Indemnitee and the burdens on the Company) shall apply.

(b)           Indemnitee shall also be entitled to an adjudication by a court of competent jurisdiction of any other disputes under this Agreement, including any disputes arising because (i) advancement of Expenses is not timely made pursuant to Section 4.01, (ii) no determination of entitlement to indemnification shall have been made pursuant to Section 5.02 of this Agreement within the required time period, (iii) payment of indemnification is not made pursuant to Section 3.01(c) or the last two sentences of Section 5.02(a) within 10 days after receipt by the Company of written request therefor, (iv) payment of indemnification pursuant to Section 3.01(a) is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, or (v) the Company takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder.

(c)           Subject to Section 3.02, if a determination shall have been made pursuant to Section 5.02 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.01, absent a misstatement by Indemnitee of a material fact or an omission by Indemnitee of a material fact necessary in order to make the information provided by Indemnitee not materially misleading in connection with the request for indemnification.

(d)           In connection with any judicial proceeding commenced pursuant to this Section 6.01, the Company shall not oppose Indemnitee’s right to seek such adjudication, shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court that the Company is bound by all of the provisions of this Agreement.

ARTICLE 7
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

Section 7.01.  D&O Liability Insurance.  (a) The Company shall obtain and maintain a policy or policies of insurance (“D&O Liability Insurance”) with reputable insurance companies with A.M. Best ratings of “A” or better, providing liability insurance for Indemnitee and the other directors of the Company in their capacities as such (and for serving in any Corporate Status), in respect of claims asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve in any Corporate Status, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or otherwise.  The D&O Liability Insurance shall have such terms with respect to coverage and amount (including with respect to the payment of expenses) that are no less favorable than those of such policy in effect on the date hereof; provided that such coverage and amounts are available on commercially reasonable terms.

(b)           Indemnitee shall be covered by the Company’s D&O Liability Insurance policies as in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage available for any other director under such policy or policies.  The Company shall, promptly after receiving notice of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), give notice of such Proceeding to the insurers under the Company’s D&O Liability Insurance policies in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.  The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(c)           Upon request by Indemnitee, the Company shall provide to Indemnitee copies of the D&O Liability Insurance policies as in effect from time to time.  The Company shall promptly notify Indemnitee in writing of any material changes in such insurance coverage.

(d)           The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [Insert name of applicable Sponsor] and/or certain of its affiliates (collectively, the “Sponsor Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are the primary source of indemnification and advancement of expenses of Indemnitee for any Expenses or Liabilities for which Indemnitee is entitled to indemnification under this Agreement and any obligation of the Sponsor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary to the Company’s obligation), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Liabilities to the extent legally permitted and as required by the terms of this Agreement and the Company’s memorandum of association and Bye-laws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Sponsor Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Sponsor Indemnitors from any and all claims against the Sponsor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Sponsor Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Company and Indemnitee agree that the Sponsor Indemnitors are express third party beneficiaries of the terms of this Section 7.01(d).

ARTICLE 8
MISCELLANEOUS

Section 8.01.  Nonexclusivity of Rights.  The rights of indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Company’s memorandum of association or Bye-laws, any other agreement, any vote of shareholders or resolution of directors or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee

(including in his Corporate Status) prior to such amendment, alteration or repeal.  No amendments to or replacements of the memorandum of association or the Bye-laws shall adversely affect the rights of the Indemnitee under this Agreement To the extent that a change in Bermuda law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall be entitled under this Agreement to the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 8.02.  Subrogation, etc.  (a) Except as provided in Section 7.01(d), in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Sponsor Indemnitors), who shall execute all papers required and take all reasonable actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(b)           Except as provided in Section 7.01(d), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment under any insurance policy, contract, agreement or otherwise of the amounts otherwise indemnifiable hereunder.

(c)           Except as provided in Section 7.01(d), the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, consultant or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.

Section 8.03.  Contribution.  If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to Indemnitee for any reason whatsoever, in whole or in part, the Company, in lieu of indemnifying Indemnitee, shall, to the fullest extent permitted by applicable law, contribute to the amount incurred by Indemnitee or on his behalf, whether for Liabilities and/or Expenses in connection with a Proceeding or other expenses relating to an indemnifiable event under this Agreement, in such proportion as is deemed just and equitable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such action, suit or other proceeding;

and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 8.04.  Amendment.  This Agreement may not be modified, supplemented or amended except by a written instrument executed by or on behalf of each of the parties hereto.  For the avoidance of doubt, this Agreement may not be terminated by the Company without Indemnitee’s prior written consent.

Section 8.05.  Waivers.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party against which such waiver is to be asserted.  Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 8.06.  Expenses.  (a) The Company shall pay all costs and expenses (including fees and expenses of counsel) incurred by the Company and Indemnitee in connection with the preparation of this Agreement.

(b)           The Company shall indemnify and hold Indemnitee harmless from any and all Expenses (including fees and expenses of counsel and expenses incurred in connection with the preparation and forwarding of statements to the Company to support an advancement of Expenses hereunder) actually and reasonably incurred by Indemnitee or on his behalf in seeking (whether through a judicial proceeding (including any and all appeals resulting therefrom) or otherwise) to enforce, interpret or defend any rights against the Company for indemnification or advancement of Expenses (whether under this Agreement, including under Section 6.01, or otherwise) or to recover under any liability insurance policy maintained by any person for the benefit of Indemnitee in connection with the performance of his duties for or on behalf of the Company.  The Company shall pay (or reimburse Indemnitee for the payment of) any such Expenses within 10 days after receipt by the Company of a written request for the payment of such amounts, which request may be delivered to the Company at such time or from time to time as Indemnitee deems appropriate in his sole discretion (whether prior to or after final disposition of any such matter).  Indemnitee shall have no obligation to reimburse any amounts paid by the Company pursuant to this Section 8.06(b).

Section 8.07.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered herein and supersedes all prior oral, written or implied understandings or agreements with respect to the matters covered herein.  This Section 8.07 shall not be construed to limit any other rights Indemnitee may have under the Company’s memorandum of association or Bye-laws, applicable law or otherwise.

Section 8.08.  Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 8.09.  Notices.  All notices, requests and other communications under this Agreement shall be in writing (including facsimile transmission or electronic mail (“e-mail”) transmission so long as a confirmation of receipt of such e-mail is requested and received).  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.  The address for notice to a party is as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.

Section 8.10.  Binding Effect.  (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b)           This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, heirs, executors, administrators, legal representatives or other successors.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all or a substantial part of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c)           The indemnification and advancement of expenses provided by this Agreement shall continue as to a person who has ceased to be a director, officer, employee, consultant or agent or is deceased and shall inure to the benefit of the heirs, executors, administrators, legal representatives or other successors of the estate of such person.

Section 8.11.  Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Section 8.12.  Consent To Jurisdiction.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action, suit or other proceeding arising out of, related to or in connection with this Agreement shall be brought only in state or Federal courts in New York, New York located in the Borough of Manhattan (and not in any other state or Federal court in the United States of America or any court in any other country), (ii) consent to submit to the exclusive jurisdiction of such courts for purposes of any action, suit or other proceeding arising out of, related to or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in New York, [•] as its agent in New York, for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within New York, (iv) waive any objection to the laying of venue of any such action, suit or other proceeding in such courts, and (v) waive, and agree not to plead or to make, any claim that any such action, suit or other proceeding brought in such courts has been brought in an improper or inconvenient forum.

Section 8.13.  Headings.  The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 8.14.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

KOSMOS ENERGY LTD.

By:
Name:
Title:

Address:
Facsimile:
Attention:

With a copy to:

Address:
Facsimile:
Attention:

[INDEMNITEE]

Address:
Facsimile:

With a copy to:

Address:
Facsimile:
Attention:

With a copy (which shall not constitute notice) to:

[INSERT ADDRESS OF COUNSEL]